QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

        The following entities are wholly-owned subsidiaries of Edwards Lifescience Corporation:

Legal Entity	State of Incorporation / Formation	Country of Incorporation / Formation
Benchmark, Inc.	Utah	United States
Edwards Lifesciences (U.S.) Inc.	Delaware	United States
Edwards Lifesciences Asset Management Corporation	Delaware	United States
Edwards Lifesciences Financing LLC	Delaware	United States
Edwards Lifesciences International Assignments Inc.	Delaware	United States
Edwards Lifesciences International Holdings LLC	Delaware	United States
Edwards Lifesciences Japan Holdings Inc.	Delaware	United States
Edwards Lifesciences LLC	Delaware	United States
Edwards Lifesciences Research Medical, Inc.	Utah	United States
Edwards Lifesciences Sub Inc.	Delaware	United States
Edwards Lifesciences World Trade Corporation	Delaware	United States
Edwards Lifesciences Pty. Ltd.		Australia
Edwards Lifesciences Austria GmbH		Austria
Edwards Lifesciences S.P.R.L.		Belgium
Edwards Lifesciences Participacoes e Comercial Ltda.		Brazil
Edwards Lifesciences Macchi Ltda.		Brazil
Edwards Lifesciences Ltda.		Brazil
Edwards Lifesciences (Canada) Inc.		Canada
Edwards Lifesciences A/S		Denmark
Edwards Lifesciences SAS		France
Edwards Lifesciences Holding Germany GmbH		Germany
Edwards Lifesciences Germany GmbH		Germany
Edwards Lifesciences Services GmbH		Germany
Edwards PAS Verwaltungs GmbH		Germany
PAS Palzer GmbH & Co. KG		Germany
Edwards Lifesciences Hellas EPE		Greece
Edwards Lifesciences (India) Private Limited		India
Edwards Lifesciences Italia SpA		Italy
Edwards Lifesciences Finance Limited		Japan
Edwards Lifesciences Limited		Japan
Edwards Lifesciences Korea Co. LTD		Korea
Edwards Lifesciences Mexico, S.A. de C.V.		Mexico
Edwards Lifesciences B.V.		Netherlands
Edwards Lifesciences Uden B.V.		Netherlands
Edwards Lifesciences Services B.V.		Netherlands
Edwards Lifesciences Sales Corporation		Puerto Rico
Edwards Lifesciences Corporation of Puerto Rico		Puerto Rico
Edwards Lifesciences Export (Puerto Rico) Corporation		Puerto Rico
Edwards Lifesciences World Trade (Shanghai) Co., LTD		Shanghai
Edwards Lifesciences South Africa Pty. LTD		South Africa
Edwards Lifesciences S.L.		Spain
Edwards Lifesciences Nordic AB		Sweden
Edwards Lifesciences AG		Switzerland
Edwards Lifesciences (Thailand) Ltd.		Thailand
Edwards Lifesciences Limited		United Kingdom

QuickLinks

  Exhibit 21.1